                                                                  Exhibit 99

[ESSI logo]
ENGINEERED SUPPORT SYSTEMS, INC.----------------------------------------------

                                  201 Evans Lane o St. Louis, MO 63121-1126


For further information, please contact
Gary C. Gerhardt
(314) 553-4982


                          ENGINEERED SUPPORT POSTS
                   FOURTH QUARTER AND FISCAL 2005 RESULTS


     o   QUARTERLY REVENUES UP 2% TO $262.3 MILLION; EXCEED $1 BILLION FOR
         YEAR

     o   QUARTERLY NET EARNINGS FROM CONTINUING OPERATIONS UP 12% TO $24.0
         MILLION

     o   FOURTH QUARTER EPS FROM CONTINUING OPERATIONS OF $.55 VS. $.51 IN
         2004

         ST. LOUIS, MO. - DECEMBER 13, 2005 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq: EASI) reported record quarterly net earnings from continuing operations of $24.0 million, or $.55 per diluted share, for the fourth quarter ended October 31, 2005, compared to $21.3 million, or $.51 per diluted share, for the fourth quarter of last year. Net revenues increased 2% to $262.3 million compared to the fourth quarter of last year.

Fourth quarter operating income from continuing operations of $38.1 million increased 13% above the $33.7 million reported for the fourth quarter of the prior year. As a percentage of net revenues, operating income from continuing operations was 14.5% for the most recently completed quarter as compared to 13.1% for the fourth quarter of 2004. Reported operating results for the fourth quarter of 2005 included legal, accounting and other costs totaling $1.7 million, or $.02 per diluted share after-tax, related to the Company's pending merger with DRS Technologies, Inc. (NYSE: DRS), a global provider of defense electronics products and systems, which was announced on September 22, 2005. Pending required shareholder and regulatory approvals, the merger transaction is expected to be completed during the first calendar quarter of 2006.

The Company's operating results for the fourth quarter of 2005 were also negatively impacted by temporary production delays on its Deployable Power Generation and Distribution System (DPGDS) program. However, the program was returned to full rate production during the latter half of the most recently completed quarter as previously reported by the Company. Revenue contributions from the DPGDS program totaled $12.2 million and $37.9 million, respectively, for the fourth quarters of 2005 and 2004. It should also be noted that the fourth quarter's results in the prior year included an after-tax charge of $3.1 million, or $.07 per diluted share, related to the departure of a former executive in August of 2004.

Quarterly net revenues for the fourth quarter of 2005 also were impacted by variations at existing business units primarily due to the completion of certain long-term production programs during the current year. The Company's most recently acquired subsidiaries, Prospective Computer Analysts (PCA), Spacelink International, LLC (Spacelink) and Mobilized Systems, Inc. (MSI) added a combined $29.5 million of incremental revenues during the fourth quarter of 2005.

Net income from continuing operations for the fourth quarter advanced 12% to $24.0 million (9.1% of net revenues) compared to $21.3 million (8.3% of net revenues) for the fourth quarter of the prior year. Profit contributions in the fourth quarter of 2005 from the Company's most recently acquired businesses combined with the inclusion of the aforementioned one-time severance costs in the fourth quarter of the prior year were primarily responsible for the increase in reported earnings for the most recently completed quarter. In addition, as a result of the Company's ongoing income tax savings initiatives, its overall effective income tax rate was reduced to 37.5% for fiscal 2005 during the fourth quarter generating a cumulative benefit of $0.5 million, or $0.01 per share during the period.

As reported previously, during the second quarter of 2005, the Company settled its arbitration with the purchasers of its discontinued Plastics business unit disposed of in April 2003, resulting in the modification of the terms of the Company's note receivable from the buyers. Due to these developments, the Company recorded an after-tax, non-cash charge of $1.0 million, or $.02 per diluted share, during the second quarter of 2005 to establish a valuation allowance for potential uncollectibility of the restructured note. During the fourth quarter of 2005, the Company was notified that the buyers of its discontinued Plastics unit were insolvent. Accordingly, the Company recorded an additional after-tax, non-cash charge of $1.0 million, or $.02 per diluted share, in the fourth quarter of 2005 to establish a full valuation allowance for the note. These charges are reflected within the discontinued operations section of the Company's statements of income in the financial information accompanying this release.

As a result of the foregoing, net income for the fourth quarter of 2005 totaled $23.0 million compared to $21.3 million for the fourth quarter of the prior year resulting in diluted earnings per share of $.53 and $.51 for these respective periods.

O        FISCAL 2005 REVENUES UP 15% TO $1.02 BILLION

O        NET EARNINGS FROM CONTINUING OPERATIONS GREW 15% TO $87.2 MILLION
         FOR YEAR

O        FISCAL 2005 EPS FROM CONTINUING OPERATIONS OF $2.02 VS. $1.82 FOR
         FISCAL 2004

O        CASH FLOW FROM CONTINUING OPERATIONS OF $107.8 MILLION FOR FISCAL 2005

For the year ended October 31, 2005, net revenues grew by 15% to a record $1.02 billion compared to $883.6 million last year. Fiscal 2005 operating income from continuing operations of $141.4 million from continuing operations increased by 15% compared to fiscal 2004. Net income from continuing operations for 2005 totaled a record $87.2 million, or $2.02 per diluted share, compared to $75.9 million, or $1.82 per diluted share, for fiscal 2004.

Revenue contributions from the three business units acquired during 2005 totaled a combined $85.1 million, with organic revenue growth accounting for $49.7 million of the year-over-year increase.

The Company generated record cash flow from continuing operations of $107.8 million during 2005 compared to operating cash flow of $66.6 million in the prior year. Higher net earnings and improved working capital management were responsible for the increase in free cash flow year over year.

BUSINESS SEGMENT RESULTS

For the fourth quarter of 2005, the Support Systems segment reported net revenues of $121.4 million compared to $138.0 million (prior to the elimination of inter-segment revenues in each period) for the fourth quarter of the prior year, a 12% decrease. Overall organic revenues for the segment declined by 19%, partially offset by the inclusion of PCA and MSI which contributed net revenues of $9.4 million during the most recently completed quarter. During the fourth quarter of 2005, the segment experienced significantly reduced revenues on the Tunner 60-K Aircraft Cargo Loader as the production phase of that long-term program wound down during the first half of the year. In addition, the segment had reduced deliveries of MSTAR perimeter security systems in the most recently completed quarter as a large base security subcontract with Northrop Grumman was completed during the latter portion of fiscal 2004. The Systems segment also performed less intersegment work on the production of vehicle add-on armor kits in 2005 compared to the fourth quarter of 2004. Additional production activity involving the refurbishment of M1000 Heavy Equipment Transporters and revenue gains at various other business operations within the segment partially offset these revenue decreases for the quarter.

Fourth quarter operating income for the Support Systems segment was $20.6 million (17.0% of segment net revenues) compared to $21.3 million (15.5% of segment net revenues) for the fourth quarter of last year. The decrease in segment net revenues and the related gross profit contributions led to the overall lower operating profit for the Support Systems segment. Segment profit margins in the fourth quarter of the prior year were negatively impacted by the allocation of $3.1 million in pre-tax severance costs related to the departure of a former executive in August 2004.

Net revenues of the Support Services segment for the fourth quarter of 2005 increased 3% to $152.8 million compared to $148.8 million (prior to the elimination of inter-segment revenues in each period) for the fourth quarter of 2004. This was primarily due to the inclusion of Spacelink in 2005, which contributed net revenues of $20.2 million for the most recently completed quarter. The resulting decline in quarter-over-quarter Services segment revenues at existing business units reflects reduced revenues on the DPGDS program in 2005 as noted above combined with the fulfillment of orders for add-on vehicle armor during the most recently completed quarter. This trend was partially offset by increased revenues for satellite telecommunications support work and related areas.

Fourth quarter operating income for the Support Services segment was $17.5 million (11.4% of segment net revenues) compared to $12.3 million (8.3% of segment net revenues) last year. Services segment operating profit levels for the most recently completed quarter reflect the contribution from Spacelink as well as overall improved profit margins within the segment. Segment profit margins in the fourth quarter of the prior year were negatively impacted by the allocation of $1.9 million in pre-tax severance costs related to the departure of a former executive in August 2004 as noted above.

ENTERED ORDERS AND BACKLOG

Bookings during the fourth quarter were $346 million while entered orders for 2005 totaled a record of nearly $1.1 billion, yielding a book-to-bill ratio for the year of 1.04 to 1. These orders resulted in a record year-end funded contract backlog of $690 million and a total backlog including primarily unfunded options on long-term production contracts of $2.2 billion.

In light of the Company's pending merger with DRS Technologies, Inc., Engineered Support Systems has suspended the issuance of any financial forecast data. Likewise, it has also suspended periodic shareholder conference calls held in conjunction with the release of its quarterly earnings results.

Engineered Support Systems, Inc. designs, manufactures and supplies integrated military electronics, support equipment and technical and logistics services for all branches of America's armed forces and certain foreign militaries, homeland security forces and selected government and intelligence agencies. The Company also produces specialized equipment and systems for commercial and industrial applications. For additional information, please visit the Company's website at www.engineeredsupport.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward-looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT: DRS and the Company intend to file, or have filed, with the Securities and Exchange Commission one or more registration statements on Form S-4 that will include a joint prospectus and proxy statement to stockholders of DRS and the Company and other relevant documents in connection with the proposed transaction. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DRS, THE COMPANY AND THE PROPOSED TRANSACTION.

You can obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus, when it becomes available, also may be obtained from Engineered Support Systems, Inc. 201 Evans Lane, St. Louis, MO 63121, Attn: Investor Relations, and from DRS Technologies, Inc., 5 Sylvan Way, Parsippany, NJ 07054, Attn: Investor Relations. In addition, you may access copies of the documents filed with the Securities and Exchange Commission by the Company on its web site at http://www.engineeredsupport.com, and you may access copies of the documents filed with the Securities and Exchange Commission by DRS on its web site at http://www.drs.com. The Company, DRS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding DRS's directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by DRS on June 30, 2005, and information regarding the Company's directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Engineered Support Systems on January 31, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained by joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

                                                ENGINEERED SUPPORT SYSTEMS, INC.
                                                     SUMMARY FINANCIAL DATA
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            THREE MONTHS ENDED                          YEAR ENDED
                                                                OCTOBER 31                              OCTOBER 31
                                                   ------------------------------------    -------------------------------------
                                                         2005                2004                2005                 2004
                                                         ----                ----                ----                 ----
                                                                (UNAUDITED)
                                                                -----------

Net Revenues from Continuing Operations               $    262,337        $    256,373         $ 1,018,373         $    883,630
                                                   ================   =================    ================    =================

Operating Income from Continuing
   Operations                                         $     38,073        $     33,654         $   141,422         $    123,296

Net Interest (Expense) Income                                 (520)                 46              (1,823)                (862)

Income Tax Provision                                       (13,572)            (12,363)            (52,350)             (46,525)
                                                   ----------------   -----------------    ----------------    -----------------

Net Income from Continuing Operations                       23,981              21,337              87,249               75,909

Net Loss on Discontinued Operations                         (1,025)                  -              (2,073)                   -
                                                   ----------------   -----------------    ----------------    -----------------

Net Income                                            $     22,956        $     21,337         $    85,176         $     75,909
                                                   ================   =================    ================    =================

Basic Earnings per Share (1):
   Continuing Operations                              $       0.57        $       0.53         $      2.11         $       1.95
   Discontinued Operations                                   (0.02)                  -               (0.05)                   -
                                                   ----------------   -----------------    ----------------    -----------------
   Total                                              $       0.55        $       0.53         $      2.06         $       1.95
                                                   ================   =================    ================    =================

Diluted Earnings per Share (1):
   Continuing Operations                              $       0.55        $       0.51         $      2.02         $       1.82
   Discontinued Operations                                   (0.02)                  -               (0.05)                   -
                                                   ----------------   -----------------    ----------------    -----------------
   Total                                              $       0.53        $       0.51         $      1.97         $       1.82
                                                   ================   =================    ================    =================


(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of April 15, 2005.

                                                ENGINEERED SUPPORT SYSTEMS, INC.
                                                     SUMMARY FINANCIAL DATA
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                          THREE MONTHS ENDED                           YEAR ENDED
                                                              OCTOBER 31                               OCTOBER 31
                                                 -------------------------------------   ---------------------------------------
                                                           2005                2004                2005                  2004
                                                           ----                ----                ----                  ----
                                                                (UNAUDITED)
                                                                -----------

Net Income from Continuing Operations                    $ 23,981            $ 21,337           $  87,249              $ 75,909

Depreciation and Amortization                               4,912               3,457              18,286                12,991

Net Decrease (Increase) in Working
   Capital and Other Assests                               19,785              22,789               2,306               (22,331)
                                                 -----------------   -----------------   -----------------     -----------------

Net Cash Provided By Continuing
   Operations                                            $ 48,678            $ 47,583           $ 107,841              $ 66,569
                                                 =================   =================   =================     =================

                                                  ENGINEERED SUPPORT SYSTEMS, INC.
                                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      THREE MONTHS ENDED                         YEAR ENDED
                                                          OCTOBER 31                             OCTOBER 31
                                                   -----------------------               -------------------------
                                                    2005           2004      % CHANGE       2005            2004       % CHANGE
                                                    ----           ----      --------       ----            ----       --------
                                                         (UNAUDITED)
Net revenues                                       $262,337       $256,373     2.3%      $1,018,373       $883,630       15.2%
Cost of revenues                                    198,619        190,195     4.4%         773,337        660,940       17.0%
                                                   --------       --------               ----------       --------
Gross profit                                         63,718         66,178    (3.7%)        245,036        222,690       10.0%
Selling, general and administrative expense          25,607         32,523   (21.3%)        103,590         98,042        5.7%
Restructuring expense                                     -             (1)                       -            (62)
Loss on sale of assets                                  (38)             -                      (24)        (1,290)
                                                   --------       --------               ----------       --------
Operating income from continuing operations          38,073         33,654    13.1%         141,422        123,296       14.7%
Net interest (expense) income                          (520)            46                   (1,823)          (862)
                                                   --------       --------               ----------       --------
Income from continuing operations                    37,553         33,700    11.4%         139,599        122,434       14.0%
Income tax provision                                 13,572         12,363     9.8%          52,350         46,525       12.5%
                                                   --------       --------               ----------       --------
Net income from continuing operations                23,981         21,337    12.4%          87,249         75,909       14.9%

Loss on discontinued operations,
      net of income tax                               1,025              -                    2,073              -
                                                   --------       --------               ----------       --------
   Net income                                      $ 22,956       $ 21,337     7.6%      $   85,176       $ 75,909       12.2%
                                                   ========       ========               ==========       ========

Basic earnings per share (1):
   Continuing operations                           $   0.57       $   0.53     7.5%      $     2.11       $   1.95        8.2%
   Discontinued operations                            (0.02)             -                    (0.05)             -
                                                   --------       --------               ----------       --------
   Total                                           $   0.55       $   0.53     3.8%      $     2.06       $   1.95        5.6%
                                                   ========       ========               ==========       ========

Diluted earnings per share (1):
   Continuing operations                           $   0.55       $   0.51     7.8%      $     2.02       $   1.82       11.0%
   Discontinued operations                            (0.02)             -                    (0.05)             -
                                                   --------       --------               ----------       --------
   Total                                           $   0.53       $   0.51     3.9%      $     1.97       $   1.82        8.2%
                                                   ========       ========               ==========       ========

Weighted average common shares outstanding (1):
      Basic                                          41,829         39,947     4.7%          41,329         38,987        6.0%
                                                   ========       ========               ==========       ========
      Diluted                                        43,617         42,006     3.8%          43,232         41,799        3.4%
                                                   ========       ========               ==========       ========

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of April 15, 2005.

                                                  ENGINEERED SUPPORT SYSTEMS, INC.
                                                      BUSINESS SEGMENT RESULTS
                                                           (IN THOUSANDS)

                                                      THREE MONTHS ENDED                         YEAR ENDED
                                                          OCTOBER 31                             OCTOBER 31
                                                   -----------------------               -------------------------
                                                    2005           2004      % CHANGE       2005            2004       % CHANGE
                                                    ----           ----      --------       ----            ----       --------
                                                         (UNAUDITED)
Net Revenues:

   Support Systems                                 $121,420       $137,967    (12.0)%    $  501,013       $ 514,702      (2.7)%

   Support Services                                 152,815        148,822      2.7%        592,691         442,821      33.8%

   Intersegment Revenues                            (11,898)       (30,416)                 (75,331)        (73,893)
                                                   --------       --------               ----------       ---------

      Total                                        $262,337       $256,373      2.3%     $1,018,373       $ 883,630      15.2%
                                                   ========       ========               ==========       =========


Operating Income from Continuing Operations:

   Support Systems                                  $20,584        $21,332     (3.5)%      $ 87,490       $  92,966      (5.9)%

   Support Services                                  17,489         12,322     41.9%         53,932          30,330      77.8%
                                                   --------       --------               ----------       ---------

                                                     38,073         33,654     13.1%        141,422         123,296      14.7%

Net Interest (Expense) Income                          (520)            46                   (1,823)           (862)
                                                   --------       --------               ----------       ---------

Income from Continuing Operations
   before Income Taxes                             $ 37,553       $ 33,700     11.4%     $  139,599       $ 122,434      14.0%
                                                   ========       ========               ==========       =========

                                        ENGINEERED SUPPORT SYSTEMS, INC.
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (IN THOUSANDS)

                                                                              OCTOBER 31              OCTOBER 31
                                                                                 2005                    2004
                                                                                 ----                    ----

ASSETS
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                                                  $    13,064             $    33,153
  ACCOUNTS RECEIVABLE                                                            151,210                 139,191
  CONTRACTS IN PROCESS AND INVENTORIES                                            77,193                  61,009
  OTHER CURRENT ASSETS                                                            10,898                   9,767
                                                                             -----------             -----------
          TOTAL CURRENT ASSETS                                                   252,365                 243,120

PROPERTY, PLANT AND EQUIPMENT                                                     54,550                  46,946
GOODWILL                                                                         332,109                 167,358
ACQUIRED CUSTOMER-RELATED INTANGIBLES                                             51,868                  38,314
OTHER ASSETS                                                                      11,265                  15,396
                                                                             -----------             -----------
          TOTAL ASSETS                                                       $   702,157             $   511,134
                                                                             ===========             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  NOTES PAYABLE                                                              $    45,000             $
  CURRENT MATURITIES OF LONG-TERM DEBT                                               187                     340
  ACCOUNTS PAYABLE                                                                79,705                  71,796
  OTHER CURRENT LIABILITIES                                                       55,541                  58,936
                                                                             -----------             -----------
          TOTAL CURRENT LIABILITIES                                              180,433                 131,072

LONG-TERM DEBT                                                                     1,952                     781
OTHER LIABILITIES                                                                 46,463                  42,325
SHAREHOLDERS' EQUITY                                                             473,309                 336,956
                                                                             -----------             -----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $   702,157             $   511,134
                                                                             ===========             ===========





FUNDED BACKLOG OF ORDERS                                                     $   689,796             $   588,061

OPTIONS ON EXISTING ORDERS                                                     1,487,127                 849,157
                                                                             -----------             -----------
                                                                             $ 2,176,923             $ 1,437,218
                                                                             ===========             ===========


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